                                                                      EXHIBIT 11




                          APPALACHIAN BANCSHARES, INC.

                 STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE



The following tabulation presents the calculation of primary and fully diluted earnings per common share for the nine month period ended September 30, 1997 and 1996.




                                                               Nine Months Ended September 30
                                                               ------------------------------
                                                                    1997               1996
                                                               ------------          --------

Reported net income                                            $    703,088          $413,945

Earnings on common shares                                      $    703,088          $413,945
                                                               ============          ========

Weighted average common shares outstanding                          574,941           568,000
                                                               ============          ========


Earnings per common share - primary and fully diluted
Income form continuing operations                              $       1.22          $    .73
                                                               ============          ========

Net income                                                     $       1.22          $    .73
                                                               ============          ========